UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2024 (January 3, 2024)

Better Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39864	85-3472546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

548 Market Street
#49404
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 887-2311

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BTTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2024, Better Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with David Perry, a director and the Executive Chairman of the Company (the “Purchaser”), providing for the private placement (the “Private Placement”) to the Purchaser of an aggregate of 1,471,453 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for an aggregate purchase price of approximately $250,000 (or $0.1699 per Share). The closing of the Private Placement is expected to occur on January 9, 2024, and is subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Private Placement to support the execution of key milestones, including commercialization of AspyreRxTM (formerly BT-001) and the completion of other strategic initiatives.

The securities issued to the Purchaser under the Purchase Agreement were issued pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchaser.

The sale of the securities pursuant to the Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Pursuant to the Purchase Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission no later than 30 days following the date of a written request from the Purchasers holding a majority of the Shares (the “Registration Request Date”), to register the resale of the Shares. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective within 90 days following the Registration Request Date and to keep such registration statement effective at all times until no Purchaser owns any Shares.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by references to the full text of such agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On January 3, 2024, Better Therapeutics, Inc. issued a press release announcing its cash balance as of December 31, 2023 and other business updates. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 2.02 in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Securities Purchase Agreement, dated January 5, 2024, among Better Therapeutics, Inc. and the purchaser party thereto.

99.1	Press Release issued by Better Therapeutics, Inc., January 3, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2024	By:	/s/ Frank Karbe
Frank Karbe
Chief Executive Officer